SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   __________

                                    FORM 8-K


                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported)     MAY 26, 1999


                            ASSET INVESTORS CORPORATION
             (Exact name of registrant as specified in its charter)


               MARYLAND               001-09360           84-1500244
    (State or other jurisdiction     (Commission       (I.R.S. Employer
        of incorporation or          File Number)      Identification No.)
            organization)


          3410 SOUTH GALENA, SUITE 210                       80231
              DENVER, COLORADO                             (Zip Code)
     (Address of principal executive offices)


     Registrant's telephone number, including area code    (303) 614-9400



 ITEM 5. OTHER EVENTS

 Reincorporation

         On May 25, 1999, the holders of the common stock, par value $.01 per share (the "Common Stock") of Asset Investors Corporation, a Maryland corporation (the "Company") approved a proposal in which the Company's state of incorporation would be changed from Maryland to Delaware (the "Reincorporation"). The Reincorporation was consummated on May 26, 1999 by a merger of the Company into Asset Investors Corporation, a wholly owned Delaware subsidiary (the "Delaware Corporation") newly formed for this purpose. A Certificate of Merger and Articles of Merger were filed on May 26, 1999 with the states of Delaware and Maryland, respectively. The Agreement and Plan of Merger, the Certificate of Incorporation and the Bylaws have been filed as Exhibits 2.1, 3.1 and 3.2, respectively.


 ITEM 7. EXHIBITS

      2.1       Agreement and Plan of Merger
      3.1       Certificate of Incorporation
      3.2       Bylaws



 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 Date: May 26, 1999                       ASSET INVESTORS CORPORATION


                                          By:  /s/ David M. Becker
                                              ------------------------
                                              David M. Becker